UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2025

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway	Houston	Texas	77019
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	(713)	522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 6, 2025, Service Corporation International held an annual meeting of shareholders and the shareholders voted on three proposals as set forth below.
Proposal 1:    Election of Directors
The shareholders cast their votes as follows and elected ten directors.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alan R. Buckwalter	121,018,144	5,456,218	123,084	7,331,023
Anthony L. Coelho	114,771,068	11,708,535	117,843	7,331,023
Jakki L. Haussler	125,389,585	1,092,177	115,684	7,331,023
Thad Hill	126,319,294	149,271	128,881	7,331,023
Victor L. Lund	115,503,974	10,966,882	126,590	7,331,023
Ellen Ochoa	118,812,948	7,673,728	110,770	7,331,023
Thomas L. Ryan	116,041,941	10,456,799	98,706	7,331,023
C. Park Shaper	124,062,275	2,414,639	120,532	7,331,023
Sara Martinez Tucker	124,703,003	1,747,041	147,402	7,331,023
Marcus A. Watts	115,469,253	11,010,819	117,374	7,331,023
Proposal 2:    Approval of the Selection of PricewaterhouseCoopers LLP as the Company's Registered Public Accounting Firm for Fiscal 2025
The shareholders approved the proposal by casting their votes as follows.

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,199,084	13,156,334	2,573,051	-0-
Proposal 3:    Advisory Vote to Approve Named Executive Officer Compensation
The shareholders approved the proposal by casting their votes as follows.

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,285,663	15,052,380	259,403	7,331,023

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2025	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ ERIC D. TANZBERGER
Eric D. Tanzberger Executive Vice President Chief Financial Officer